SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2004

Domino’s Pizza, Inc.

Domino’s, Inc.

(Exact name of registrants as specified in its charter)

Commission file numbers:

333-114442

333-107774

Delaware	38-2511577
Delaware	38-3025165
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Numbers)

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48106

(Address of principal executive offices)

(734) 930-3030

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 14, 2004, Domino’s Pizza, Inc. (“Domino’s”) announced a two year transition plan for the retirement of Harry J. Silverman, Executive Vice President and Chief Financial Officer of Domino’s and its affiliated companies. In connection with his retirement, Domino’s Pizza LLC has entered into an amended and restated employment agreement with Mr. Silverman, effective January 1, 2005 (the “Employment Agreement”), amending and restating the employment agreement between Domino’s and Mr. Silverman dated January 1, 2002. Domino’s Pizza LLC and Mr. Silverman have also agreed to enter into a consulting agreement (the “Consulting Agreement”) that has a term from January 1, 2006 through December 31, 2006. Mr. Silverman’s retirement will be effective December 31, 2005.

The Employment Agreement has a term through December 31, 2005. The Employment Agreement provides that Mr. Silverman will receive a base salary of $310,000, will continue to receive the same benefits as he currently receives and will be eligible to receive an annual incentive bonus upon Domino’s achievement of certain specified performance objectives.

In connection with Mr. Silverman’s resignation, the Board of Directors, as administrator of the Domino’s Pizza 2004 Equity Incentive Plan, has determined that those options held by Mr. Silverman as of the end of fiscal 2005 that are scheduled to vest during fiscal 2006 had Mr. Silverman continued his employment with Domino’s, will vest in full on July 1, 2006, provided Mr. Silverman fulfills the terms of the Employment and Consulting Agreements.

The Consulting Agreement provides that Mr. Silverman will receive a salary of $310,000 for the one year term but will not be eligible for an annual incentive bonus or employee benefits during this period.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Domino’s announced a two year transition plan for the retirement of Harry J. Silverman. Mr. Silverman will resign as Executive Vice President and Chief Financial Officer, effective as of December 31, 2005 and will not stand for reelection as a director at the Domino’s 2005 Annual Meeting of Shareholders.

See disclosure under Item 1.01 above for material terms of Mr. Silverman’s employment agreement, consulting agreement and other material terms of his employment. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, dated as of December 14, 2004, by and between Domino’s Pizza LLC and Harry J. Silverman.

10.2	Consulting Agreement, dated as of December 14, 2004, by and between Domino’s Pizza LLC and Harry J. Silverman.

99.1	Press Release, dated December 14, 2004, announcing the resignation of Harry J. Silverman.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

DOMINO’S PIZZA, INC.
DOMINO’S, INC.
(Registrants)

Date: December 15, 2004
/s/ David A. Brandon
David A. Brandon
Chief Executive Officer

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